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                                                                     EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                               September 28, 1998

Cisco Systems, Inc.
170 West Tasman Drive
San Jose,  CA  95134-1706

                  Re:  Cisco Systems, Inc.  Registration  Statement on
                        Form S-8 for 3,000,000 Shares of Common
                        Stock

Ladies and Gentlemen:

                  We have acted as counsel to Cisco Systems Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 3,000,000 shares of common stock for issuance under the Company's International Employee Stock Purchase Plan (the "International Purchase Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the International Purchase Plan. Based on such review, we are of the opinion that if, as and when the shares of common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the International Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the International Purchase Plan or the shares of common stock issuable thereunder.

                         Very truly yours,

                         /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP